SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                          _____________


                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934.


        Date of Report (Date of earliest event reported)
                       September 30, 1997

Super Vision International, Inc.
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(Exact name of registrant as specified in its charter)

     Delaware            0-23590             59-3046866
     -----------         ----------          ---------------
     (State of other     (Commission         (IRS Employer
     jurisdiction)       File Number         Identification No.)

          8210 Presidents Drive, Orlando, Florida 32809
  ------------------------------------------------------------
    (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (407) 857-9900

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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) Effective September 30, 1997, Super Vision International, Inc. ("SVII") dismissed its prior certifying accountants, Coopers
& Lybrand L.L.P. ("C&L"), and retained as its new certifying accountants, Ernst & Young LLP. The decision to change accountants was approved by SVII's Board of Directors. During the last two fiscal, C&L's reports on SVII's financial statements did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

     During the last two fiscal years and the subsequent interim periods to the date hereof, there were no disagreements between SVII and C&L on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of C&L, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

(b) Effective September 30, 1997, SVII engaged Ernst & Young LLP as its principal accountant. During the last two fiscal years and the subsequent interim period to the date hereof, SVII did not consult Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     16. Letter on Change of Certifying Accountant (Letter to be filed by amendment).


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                         SUPER VISION INTERNATIONAL, INC.


Date: October 6, 1997    By:  /s/ Brett M. Kingstone
                              Brett M. Kingstone
                              President and Chief Executive
                              Officer